                                                                     EXHIBIT 3.2

                                                              As Amended through
                                                                   March 5, 2004


                                TABLE OF CONTENTS

                                       OF

                          AMENDED AND RESTATED BY-LAWS

                                       OF

                              PANERA BREAD COMPANY
                        (formerly Au Bon Pain Co., Inc.)


SUBJECT                                                                                           PAGE
-------                                                                                           ----
CERTIFICATE OF INCORPORATION ........................................................................1

FISCAL YEAR .........................................................................................1

MEETINGS OF STOCKHOLDERS.............................................................................1

         Annual Meetings   ..........................................................................1
         Special Meetings   .........................................................................2
         Place of Meeting............................................................................2
         Matters to be Considered at an Annual Meeting...............................................2
         Notice of Meetings; Adjournments............................................................5
         Quorum......................................................................................7
         Action by Vote..............................................................................8
         Voting .....................................................................................8
         Action by Consent ..........................................................................8
         Proxies.....................................................................................9
         Presiding Officer ..........................................................................9
         Voting Procedures and Inspectors of Election...............................................10

DIRECTORS ..........................................................................................10

         Powers ....................................................................................10
         Number and Resignation ....................................................................11
         Director Nominations  .....................................................................11
         Regular Meetings  .........................................................................14
         Special Meetings ..........................................................................15
         Notices....................................................................................15
         Quorum ....................................................................................16
         Action by Consent    ......................................................................16



         Committees   ..............................................................................16
         Meeting by Telecommunications .............................................................17
         Action at Meeting..........................................................................17

OFFICERS AND AGENTS.................................................................................17

         Enumeration; Qualification.................................................................17
         Powers.....................................................................................18
         Election ..................................................................................18
         Tenure ....................................................................................18
         Co-Chairman and Vice Chairman .............................................................19
         Vice Presidents............................................................................19
         Treasurer and Assistant Treasurers.........................................................19
         Secretary and Assistant Secretaries........................................................20

RESIGNATIONS, REMOVALS AND VACANCIES................................................................20

         Resignations ..............................................................................20
         Removals ..................................................................................21
         Vacancies .................................................................................22

STOCK ..............................................................................................23

         Stock Authorized...........................................................................23
         Issue of Authorized Unissued Capital Stock ................................................23
         Certificate of Stock ......................................................................23
         Transfers..................................................................................24
         Lost, Mutilated or Destroyed Certificates..................................................25
         Transfer Agent and Registrar...............................................................25
         Setting Record Date and Closing Transfer Records...........................................25

MISCELLANEOUS PROVISIONS ...........................................................................26

         Execution of Papers .......................................................................26
         Voting of Securities ......................................................................26
         Corporate Seal.............................................................................27
         Corporate Records..........................................................................27
         Evidence of Authority......................................................................27

AMENDMENTS..........................................................................................28


                          AMENDED AND RESTATED BY-LAWS
                                    ARTICLE I

                          Certificate of Incorporation

         The name and purposes of the Corporation shall be as set forth in the Certificate of Incorporation. These By-Laws, the powers of the Corporation and its Directors and Stockholders, and all matters concerning the conduct and regulation of the business of the Corporation, shall be subject to the provisions in regard thereto, if any, as are set forth in the Certificate of Incorporation. All references in these By-Laws to the Certificate of Incorporation shall be construed to mean the Certificate of Incorporation of the Corporation as from time to time as amended or restated.

                                   ARTICLE II

                                   Fiscal Year

         Except as from time to time otherwise determined by the Directors, the fiscal year of the Corporation shall in each year end on the last Saturday of December.

                                   ARTICLE III

                            Meetings of Stockholders

         Section 1. Annual Meetings

         The annual meeting of the Stockholders shall be held at the hour, date and place fixed by the Board of Directors or a Co-Chairman and stated in the notice of the meeting, which hour, date and place may subsequently be changed at any time by vote of the Board of Directors. The purpose for which the annual meeting is to be held, in addition to those prescribed by law, by the Certificate of Incorporation or these By-Laws, may be specified by the Board of Directors or a Co-Chairman. If no annual meeting has been held for a period of thirteen months after the end of the Corporation's last annual meeting of stockholders, a special meeting in lieu thereof may be held and such special meeting shall have for the purposes of these By-Laws or otherwise all the force and effect of annual meeting. Unless otherwise expressly provided to the contrary, any and all references hereafter in these By-laws to an annual meeting or annual meetings shall also be deemed to refer to any special meeting(s) in lieu thereof.

         Section 2. Special Meetings

         A special meeting of the Stockholders may be called at any time only by a Co-Chairman, or by a majority of the Directors acting by vote or by written instrument or instruments signed by them. Such call shall state the hour, date, place, and purpose of the meeting.

         Section 3. Place of Meetings

         All meetings of the Stockholders shall be held at the principal office of the Corporation in Massachusetts, unless a different place in Massachusetts or, if permitted by the Certificate of Incorporation, elsewhere in the United States, is designated by either a Co-Chairman or by a majority vote of the Directors acting by vote or by written instrument or instruments signed by them, and stated in the notice of the meeting. Any adjourned session of any meeting of the Stockholders shall be held at such place within Massachusetts or, if permitted by the Certificate of Incorporation, elsewhere within the United States as is designated in the vote of adjournment. At a special meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been stated in the written notice of the special meeting and otherwise properly brought before the special meeting.

         Section 4. Matters to be Considered at an Annual Meeting

         At any annual meeting of stockholders or any special meeting in lieu of annual meeting of stockholders (the "Annual Meeting"), only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before such Annual Meeting. To be considered as properly brought before an Annual Meeting, business must be: (a) specified in the notice of meeting, (b) otherwise properly brought before the meeting by, or at the direction of, the Board of Directors, or (c) otherwise properly brought before the meeting by any holder of record (both as of the time notice of such proposal is given by the stockholder as set forth below and as of the record date for the Annual Meeting in question) of any shares of capital stock of the Corporation entitled to vote at such Annual Meeting who complies with the requirements set forth in this Section 4.

         In addition to any other applicable requirements, for business to be properly brought before an Annual Meeting by a stockholder of record of any shares of capital stock entitled to vote at such Annual Meeting, such stockholder shall: (i) give timely notice as required by this Section 4 to the Secretary of the Corporation and (ii) be present at such meeting, either in person or by a representative. A stockholder's notice shall be timely if delivered to, or mailed to and received by, the Corporation at its principal executive office not less than 60 days nor more than 150 days prior to the anniversary date of the immediately preceding Annual Meeting (the "Anniversary Date"); provided, however, that in the event the Annual Meeting is scheduled to be held on a date more than 30 days before the Anniversary Date or more than 60 days after the Anniversary Date, a stockholder's notice shall be timely if delivered to, or mailed to and received by, the Corporation at its principal executive office not later than the close of business on the later of (A) the 60th day prior to the scheduled date of such Annual Meeting or (B) the 10th day following the day on which public announcement of the date of such Annual Meeting is first made by the Corporation.

         For all purposes of these By-laws, including without limitation,
Section 3 of Article

IV of these By-Laws,"public announcement" shall mean: (i) disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service, (ii) a report or other document filed publicly with the Securities and Exchange Commission (including, without limitation, a Form 8-K), or (iii) a letter or report sent to stockholders of record of the Corporation at the time of the mailing of such letter or report.

         A stockholder's notice to the Secretary shall set forth as to each matter proposed to be brought before an Annual Meeting (other than a stockholder proposal made pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"): (i) a brief description of the business the stockholder desires to bring before such Annual Meeting and the reasons for conducting such business at such Annual Meeting, (ii) the name and address, as they appear on the Corporation's stock transfer books, of the stockholder proposing such business, (iii) the class and number of shares of the Corporation's capital stock beneficially owned by the stockholder proposing such business, (iv) the names and addresses of the beneficial owners, if any, of any capital stock of the Corporation registered in such stockholder's name on such books, and the class and number of shares of the Corporation's capital stock beneficially owned by such beneficial owners, (v) the names and addresses of other stockholders known by the stockholder proposing such business to support such proposal, and the class and number of shares of the Corporation's capital stock beneficially owned by such other stockholders, and (vi) any material interest of the stockholder proposing to bring such business before such meeting (or any other stockholders known to be supporting such proposal) in such proposal.

         If the Board of Directors or a designated committee thereof determines that any stockholder proposal was not made in a timely fashion in accordance with the provisions of this Section 4 or that the information provided in a stockholder's notice does not satisfy the information requirements of this Section 4 in any material respect, such proposal shall not be presented for action at the Annual Meeting in question. If neither the Board of Directors nor such committee makes a determination as to the validity of any stockholder proposal in the manner set forth above, the presiding officer of the Annual Meeting shall determine whether the stockholder proposal was made in accordance with the terms of this Section 4. If the presiding officer determines that any stockholder proposal was not made, in a timely fashion in accordance with the provisions of this Section 4 or that the information provided in a stockholder's notice does not satisfy the information requirements of this Section 4 in any material respect, such proposal shall not be presented for action at the Annual Meeting in question. If the Board of Directors, a designated committee thereof or the presiding officer determines that a stockholder proposal was made in accordance with the requirements of this
Section 4, the presiding officer shall so declare at the Annual Meeting and ballots shall be provided for use at the meeting with respect to such proposal.

         Notwithstanding the foregoing provisions of this Section 4, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 4. Nothing in this Section 4 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

         Section 5. Notice of Meetings; Adjournments

         Unless otherwise provided by law, by these By-Laws or by the Certificate of Incorporation, written notice of the place, date and hour of all meetings of the Stockholders and stating the purposes of the meeting shall be given at least ten (10) and not more than sixty (60) days before the meeting to each Stockholder who is entitled to vote thereat and to each Stockholder who is otherwise entitled by law or by the Certificate of Incorporation to such notice, by leaving such notice with him or at his residence or usual place of business, or by mailing it, postage prepaid, and addressed to such Stockholder at the address of such Stockholder as it appears in the stock transfer records of the Corporation. Such notice shall be deemed to have been delivered when hand delivered to such address or when deposited in the mail so addressed with postage prepaid and shall be given by the Secretary, or in case of the death, absence, incapacity or refusal of the Secretary, by any other officer or by a person designated either by the Secretary, by the person or persons calling the meeting or by the Board of Directors. Whenever notice of a meeting is required to be given a Stockholder under any provision of law, of the Certificate of Incorporation, or of these By-Laws, a written waiver thereof, executed before or after the meeting by such Stockholder or his attorney thereunto authorized, and filed with the records of the meeting, or the attendance of such stockholder at such meeting other than for the express purpose of objecting at the beginning of the meeting to the transaction of any business on grounds that the meeting was not lawfully called or convened, shall be deemed equivalent to such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of stockholders need be specified in any written waiver of notice.

         The Board of Directors may postpone and reschedule any previously scheduled annual or special meeting of stockholders, and a record date with respect thereto, regardless of whether any notice or public disclosure with respect to any such meeting or record date has been sent or made pursuant to
Section 4 of this Article III or Section 3 of Article IV hereof or otherwise. In no event shall the public announcement of an adjournment, postponement or rescheduling of any previously scheduled Annual Meeting of Stockholders commence a new time period for the giving of a stockholder's notice under Section 4 of
Article III and Section 3 of Article IV of these By-laws.

         When any meeting is convened, the presiding officer may adjourn the meeting if (a) no quorum is present for the transaction of business, (b) the Board of Directors determines that adjournment is necessary or appropriate to enable the stockholders to consider fully information that the Board of Directors determines has not been made sufficiently or timely available to stockholders, or (c) the Board of Directors determines that adjournment is otherwise in the best interests of the Corporation. When any annual or special meeting of stockholders is adjourned to another hour, date or place, notice need not be given of the adjourned meeting other than an announcement at the meeting at which the adjournment is taken of the hour, date and place to which the meeting is adjourned.

         Section 6. Quorum

         At any meeting of the Stockholders, a quorum shall consist of a majority of the voting power of all classes of the capital stock of the Corporation issued and outstanding and entitled to vote at the meeting, represented in person or by proxy; except that if two or more classes or series of stock are entitled to vote on any matter as separate classes or series, then in the case of each such class or series a quorum for that matter shall consist of a majority of the voting power of all stock of that class or series issued and outstanding; and except when a larger quorum is required by law, by the Certificate of Incorporation or by these By-Laws. Stock owned directly or indirectly by the Corporation, if any, shall not be deemed outstanding for this purpose. If less than a quorum is present at any such meeting, the holders of a majority of the voting power of all classes of stock issued, outstanding and entitled to vote at such meeting that are present in person or by proxy at such meeting or the presiding officer of the meeting may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice other than an announcement at the meeting at which the adjournment is taken of the hour, date and place to which the meeting is adjourned. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed. The stockholders present at a duly constituted meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

         Section 7. Action by Vote

         When a quorum is present at any meeting, any matter other than elections that is properly before any annual or special meeting of stockholders shall be decided by vote of the holders of a majority of the votes of all classes of stock that are present at such meeting in person or by proxy and entitled to be cast at the meeting, voting together as a single class, except where a different vote is required by law, by the Certificate of Incorporation or by these By-Laws. Any election by stockholders shall be determined by vote of the holders of a plurality of the votes of all classes of stock that are present at such meeting in person or by proxy and entitled to be cast at the meeting, voting together as a single class, except when a different vote is required by law, by the Certificate of Incorporation or by these By-Laws. No ballot shall be required for any election unless requested by a Stockholder present or represented at the meeting and entitled to vote in the election.

         Section 8. Voting

         Stockholders entitled to vote shall have one vote for each share of stock entitled to vote held by them of record according to the records of the Corporation and a proportionate vote for a fractional share, unless otherwise provided by the Certificate of Incorporation. The Corporation shall not, directly or indirectly, vote any share of its own stock.

         Section 9. Action by Consent

         Any action required or permitted to be taken at any meeting of the Stockholders may be taken without a meeting if a number equaling not less than the number of votes that would be necessary to authorize or take such action at a meeting, of the Stockholders entitled to vote on the matter consent to the action in a signed writing and the written consents are delivered to the Corporation and are filed with the records of the meetings of Stockholders and prompt notice of the taking of such corporate action without a meeting by less than unanimous written consent is given to those Stockholders who have not consented in writing. Such consents shall be treated for all purposes as a vote at a meeting.

         Section 10. Proxies

         Stockholders entitled to vote may vote either in person or by proxy in writing dated not more than six months before the meeting named therein, which proxies shall be filed with the Secretary or other person responsible to record the proceedings of the meeting before being voted. Unless otherwise specifically limited by their terms or as otherwise provided by law, such proxies shall entitle the holders thereof to vote at any adjournment of such meeting but shall not be valid after the final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by any one of them, unless at or prior to exercise of the proxy the Corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Stockholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. Proxies shall be filed with the presiding officer of the meeting or his designee before being voted.

         Section 11. Presiding Officer

         A Co-Chairman, or in the absence of both such officers, the Chief Executive Officer, shall preside at all annual or special meetings of stockholders and shall have the power, among other things, to adjourn such meeting at any time and from time to time, subject to Sections 4 and 6 of this Article III. The order of business and all other matters of procedure at any meeting of the stockholders shall be determined by the presiding officer.

         Section 12. Voting Procedures and Inspectors of Elections

         The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the presiding officer shall appoint one or more inspectors to act at the meeting. Any inspector may, but need not, be an officer, employee or agent of the Corporation. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath complying with applicable law. The inspector shall perform such duties as are required by the Delaware General Corporation Law, as amended from time to time, including the counting of all votes and ballots. The inspectors may, with the approval of the presiding officer, appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors. The presiding officer may review all determinations made by the inspectors, and in so doing the presiding officer shall be entitled to exercise his sole judgment and discretion and he shall not be bound by any determination made by the inspector(s). All determinations by the inspector(s) and, if applicable, the presiding officer, shall be subject to further review by any court of competent jurisdiction.

                                   ARTICLE IV

                                    Directors

         Section 1. Powers

         The business of the Corporation shall be managed by a Board of Directors who shall have and may exercise all the powers of the Corporation except as otherwise reserved to the Stockholders by law, by the Certificate of Incorporation or by these By-Laws. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law or the Certificate of Incorporation, may exercise the power of the full Board until the vacancy is filled.

         Section 2.  Number and Resignation.

         The Board of Directors shall consist of not less than three Directors and not more than fifteen Directors, with the number and classes of Directors determined from time to time by a majority of the Directors then in office. A Director may resign at any time by written notice to the Board of Directors. In addition to the Directors specified above, the Directors may appoint an honorary "Director Emeritus," which shall be an advisory position, with no voting rights.

         Section 3. Director Nominations

         Nominations of candidates for election as Directors of the Corporation at any Annual Meeting may be made (a) by, or at the direction of, a majority of the Board of Directors or (b) by any holder of record (both as of the time notice of such nomination is given by the stockholder as set forth below and as of the record date for the Annual Meeting in question) of any shares of the capital stock of the Corporation entitled to vote at such Annual Meeting who complies with the procedures set forth in this Section 3. Any stockholder who seeks to make such a nomination or his representative must be present in person at the Annual Meeting. Only persons nominated in accordance with the procedures set forth in this Section 3 shall be eligible for election as Directors at an Annual Meeting.

         Nominations, other than those made by, or at the direction of, the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the





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

Corporation as set forth in this Section 3. A stockholder's notice shall be timely if delivered to, or mailed to and received by, the Corporation at its principal executive office not less than 60 days nor more than 150 days prior to the Anniversary Date; provided, however, that in the event the Annual Meeting is scheduled to be held on a date more than 30 days before the Anniversary Date or more than 60 days after the Anniversary Date, a stockholder's notice shall be timely if delivered to, or mailed and received by, the Corporation at its principal executive office not later than the close of business on the later of
(i) the 60th day prior to the scheduled date of such Annual Meeting or (ii) the 10th day following the day on which public announcement of the date of such Annual Meeting is first made by the Corporation.

         A stockholder's notice to the Secretary shall set forth as to each person whom the stockholder proposes to nominate for election or re-election as a Director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation's capital stock which are beneficially owned by such person on the date of such stockholder notice, and
(iv) the consent of each nominee to serve as a Director if elected. A stockholder's notice to the Secretary shall further set forth as to the stockholder giving such notice (i) the name and address, as they appear on the Corporation's stock transfer books, of such stockholder and of the beneficial owners (if any) of the Corporation's capital stock registered in such stockholder's name and the name and address of other stockholders known by such stockholder to be supporting such nominee(s), (ii) the class and number of shares of the Corporation's capital stock which are held of record, beneficially owned or represented by proxy by such stockholder and by any other stockholders known by such stockholder to be supporting such nominee(s) on the record date for the Annual Meeting in question (if such date shall then have been made publicly available) and on the date of such stockholder's notice, and (iii) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder.

         If the Board of Directors or a designated committee thereof determines that any stockholder nomination was not timely made in accordance with the terms of this Section 3 or that the information provided in a stockholder's notice does not satisfy the informational requirements of this Section 3 in any material respect, then such nomination shall not be considered at the Annual Meeting in question. If neither the Board of Directors nor such committee makes a determination as to whether a nomination was made in accordance with the provisions of this Section 3, the presiding officer of the Annual Meeting shall determine whether a nomination was made in accordance with such provisions. If the presiding officer determines that any stockholder nomination was not timely made in accordance with the terms of this Section 3 or that the information provided in a stockholder's notice does not satisfy the informational requirements of this Section 3 in any material respect, then such nomination shall not be considered at the Annual Meeting in question. If the Board of Directors, a designated committee thereof or the presiding officer determines that a nomination was made in accordance with the terms of this Section 3, the presiding officer shall so declare at the Annual Meeting and ballots shall be provided for use at the meeting with respect to such nominee.

         Notwithstanding anything to the contrary in the second sentence of the second paragraph of this Section 3, in the event that the number of Directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 75 days prior to the Anniversary Date, a stockholder's notice required by this Section 3 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if such notice shall be delivered to, or mailed to and received by, the Corporation at its principal executive office not later than the close of business on the 15th day following the day on which such public announcement is first made by the Corporation.

         No person shall be elected by the stockholders as a Director of the Corporation unless nominated in accordance with the procedures set forth in this
Section 3. Election of Directors at the Annual Meeting need not be by written ballot, unless otherwise provided by the Board of Directors or presiding officer at such Annual Meeting. If written ballots are to be used, ballots bearing the names of all the persons who have been nominated for election as Directors at the Annual Meeting in accordance with the procedures set forth in this Section 3 shall be provided for use at the Annual Meeting.

         Section 4. Regular Meetings

         Regular meetings of the Board of Directors may be held at such times and places within or without the State of Delaware as the Board of Directors may from time to time fix and, when so fixed, no notice thereof need be given, provided that any Director who is absent when such times and places are fixed shall be given notice as provided in Section 6 of this Article IV of the fixing of such times and places, and provided further that any resolution relating to the holding of regular meetings shall remain in force only until the next annual meeting of Stockholders. The first meeting of the Board of Directors following the annual meeting of the Stockholders may be held without notice immediately after and at the same place as the annual meeting of the Stockholders or the special meeting held in lieu thereof. If in any year a meeting of the Board of Directors is not held at such time and place, any action to be taken may be taken at any later meeting of the Board of Directors with the same force and effect as if held or transacted at such meeting.

         Section 5. Special Meetings

         Special meetings of the Directors may be held at any time and at any place designated in the call of the meeting, when called by a Co-Chairman or the Treasurer or by the Secretary or by two Directors and shall be held at the place designated in the call thereof.

         Section 6. Notices

         Notices of any special meeting of the Directors shall be given by the Secretary to each Director, (a) by mailing to him, postage prepaid, and addressed to him at his last known home or business address, a written notice of such meeting at least forty-eight (48) hours before the meeting or (b) by delivering such notice to him at least twenty-four (24) hours before the meeting or (c) or delivering by telephone or by facsimile sent to him at his last known telephone or facsimile number, notice of such meeting at least twenty-four (24) hours before the meeting or (d) by sending to him at least twenty-four (24) hours before the meeting, by prepaid telegram addressed to him at such address, notice of such meeting. If the Secretary refuses or neglects for more than twenty-four (24) hours after receipt of a call to give notice of such special meeting, or if the office of the Secretary refuses or neglects for more than twenty-four (24) hours after receipt of a call to give notice of such special meeting, or if the office of the Secretary is vacant or the Secretary is absent from the State of Delaware, or incapacitated, such notice may be given by the officer or one of the Directors calling the meeting. Notice need not be given to any Director if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Director who attends the meeting without protesting prior thereto or at its commencement the last of notice to him. A notice or waiver of notice of a Directors' meeting need not specify the purposes of the meeting.

         Section 7. Quorum

         At any meeting of the Directors, a quorum for any election or for the consideration of any question shall consist of a majority of the Directors then in office. Whether or not a quorum is present any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, and the meeting may be held as adjourned without further notice. When a quorum is present at any meeting, the votes of a majority of the Directors present shall be requisite and sufficient for election to any office and shall decide any question brought before such meeting, except in any case where a larger vote is required by law, by the Certificate of Incorporation or by these By-Laws

         Section 8. Action by Consent

         Any action required or permitted to be taken at any meeting of the Directors may be taken without a meeting if all the Directors consent to the action in writing and the written consents are filed with the records of the meetings of the Directors. Such consent shall be treated for all purposes as a vote of the Directors at a meeting.

         Section 9. Committees

         The Board of Directors, by vote of a majority of the whole Board, may elect from its number an Executive Committee or other committees and may delegate thereto some or all of its powers except those which by law, by the Certificate of Incorporation or by these By-Laws may not be delegated. Except as the Board of Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Board of Directors or in such rules, its business shall be conducted so far as possible in the same manner as is provided by these By-Laws for the Board of Directors. All members of such committees shall hold such offices at the pleasure of the Board of Directors. The Board of Directors may abolish any such committee at any time. Any committee to which the Board of Directors delegates any of its powers or duties shall keep records of its meetings and shall upon request report its action to the Board of Directors. The Board of Directors shall have power to rescind any action of any committee, but no such rescission shall have retroactive effect.

         Section 10. Meeting by Telecommunications

         Members of the Board of Directors or any committee elected thereby may participate in a meeting of such board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in a meeting can hear each other at the same time and participation by such means shall constitute presence in person at the meeting.

         Section 11. Action at Meeting

         At any meeting of the Board of Directors at which a quorum is present, a majority of the Directors present may take any action on behalf of the Board of Directors, unless a larger number is required by law, by the Certificate of Incorporation or by these By-laws.

                                    ARTICLE V

                               Officers and Agents

         Section 1. Enumeration; Qualification

         The officers of the Corporation shall be two Co-Chairmen of the Board of Directors, one or more Vice Presidents, a Treasurer, a Secretary, and such other officers, if any, as the incorporators at their initial meeting, or the Directors from time to time, may in their discretion elect or appoint. The Corporation may also have such agents, if any, as the incorporators at their initial meeting, or the Directors from time to time, may in their discretion appoint. Any officer may be, but none need be, a Director or Stockholder. Any two or more offices may be held by the same person. Any officer may be required by the Directors to give bond for the faithful performance of his duties to the Corporation in such amount and with such sureties as the Directors may determine. The premium for such bonds may be paid by the Corporation.

         Section 2. Powers

         Subject to law, to the Certificate of Incorporation and to the other provisions of these By-Laws, each officer shall have in addition to the duties and powers herein set forth, such duties and powers as are commonly incident to his office and such duties and powers as the Directors may from time to time designate.

         Section 3. Election

         The Co-Chairmen, Chief Executive Officer, the Vice-Presidents, the Treasurer and the Secretary shall be elected annually by the Directors at their first meeting following the annual meeting of the Stockholders. Other officers, if any, may be elected or appointed by the Board of Directors at said meeting or at any other time.

         Section 4. Tenure

         Except as otherwise provided by law or by the Certificate of Incorporation or by these By-Laws, the Co-Chairmen, the Vice Presidents, the Treasurer and the Secretary shall hold office until the first meeting of the Directors following the next annual meeting of the Stockholders and until their respective successors are chosen and qualified, and each other officer shall hold office until the first meeting of the Directors following the next annual meeting of the Stockholders and until their respective successors are chosen and qualified, unless a different period shall have been specified by the terms of his election or appointment, or in each case until he sooner dies, resigns, is removed or becomes disqualified. Each agent shall retain his authority at the pleasures of the Directors.

         Section 5. Co-Chairmen and Vice-Chairman

         The Co-Chairmen jointly shall be the chief executive officers of the Corporation and shall, subject to the direction of the Board of Directors, have general supervision and control of its business. The Co-Chairmen shall agree which of them shall preside, when present, at all meetings of Stockholders and of the Board of Directors. In the absence of the Co-Chairman so designated to preside at meetings of the Stockholders and Board of Directors, the other Co-Chairman, when present, shall so preside. Absent or failing agreement between the Co-Chairmen as to which of them shall so preside, the Board of Directors shall designate the Co-Chairman to so preside.

         In the absence or disability of either Co-Chairman, his powers or duties shall be performed by the remaining Co-Chairman, or in the absence or disability of both Co-Chairmen, by the Vice Chairman, if only one, or, if more than one, by the one designated for the purpose by the Directors. Any Vice Chairman shall have such other powers and shall perform such other duties as the Board of Directors may from time to time designate.

         Section 6. Vice Presidents

         The Board of Directors may elect one or more Vice Presidents of the Corporation, with such powers and duties as the Board of Directors may designate from time to time.

         Section 7. Treasurer and Assistant Treasurers

         The Treasurer shall, subject to the direction of the Board of Directors, have general charge of the financial affairs of the Corporation and shall cause to be kept accurate books of account. He shall have custody of all funds, securities, and valuable documents of the Corporation, except as the Board of Directors may otherwise provide.

         In the absence or disability of the Treasurer, his powers, and duties shall be performed by the Assistant Treasurer, if only one, or, if more than one, by the one designated for the purpose by the Directors. Any Assistant Treasurer shall have such other powers and perform such other duties as the Board of Directors may from time to time designate.

         Section 8. Secretary and Assistant Secretaries

         The Secretary shall keep a record of the meetings of the Stockholders, the Board of Directors and the committees of the Board of Directors. In the event there is no Secretary or he is absent, an Assistant Secretary shall keep a record of such meetings. Unless the Directors shall appoint a transfer agent and/or registrar or other officer or officers for the purpose, the Secretary shall be charged with the duty of keeping, or causing to be kept, accurate records of all stock outstanding, stock certificates issued and stock transfers. In the absence of the Secretary from any meeting of the Stockholders, the Board of Directors or any committee of the Board of Directors, an Assistant Secretary if one be elected, otherwise a Temporary Secretary designated by the person presiding at the meeting, shall perform the duties of the Secretary. An Assistant Secretary shall have such other powers and perform such other duties as the Board of Directors may from time to time designate.

                                   ARTICLE VI

                      Resignations, Removals and Vacancies

         Section 1. Resignations

         Any Director or officer may resign at any time by delivering his resignation in writing to either Co-Chairman or the Secretary or to a meeting of the Directors. Such resignation shall take effect at such time as is specified therein, or if no such time is so specified then upon delivery thereof.

         Section 2. Removals

         Subject to the provisions of the Certificate of Incorporation, Directors, including Directors elected by the Directors to fill vacancies in the Board, may be removed only for cause and only by vote of the holders of the majority of the voting power of all shares of voting capital stock of the Corporation entitled to vote in the election of Directors, provided that the Directors of a class elected by a particular class of Stockholders may be removed only by the vote of the holders of a majority of the shares of the particular class of Stockholders entitled to vote for the election of such Directors.

         For purposes of this Section 2, "cause," with respect to the removal of any Director shall mean only (i) conviction of a felony, (ii) declaration of unsound mind by order of court, (iii) gross dereliction of duty, (iv) conviction of any crime involving moral turpitude, or (v) commission of an action which constitutes intentional misconduct or a knowing violation of law if such action in either event results both in an improper substantial personal benefit and a material injury to the Corporation.

         The Directors may remove any officer from office with or without assignment of cause by vote of a majority of the Directors then in office.

         If cause is assigned for removal of any Director or officer, such Director or officer may be removed only after a reasonable notice and opportunity to be heard before the body proposing to remove him.

         The Directors may terminate or modify the authority of any agent or employee.

         Except as the Directors may otherwise determine, no Director or officer who resigns or is removed shall have any right to any compensation as such Director or officer for any period following his resignation or removal, or any right to damages on account of such removal whether his compensation be by the month or by the year or otherwise, provided, however, that the foregoing provision shall not prevent such Director or officer from obtaining damages for breach of any contract of employment legally binding upon the Corporation.

         Section 3. Vacancies

         The Board of Directors may act notwithstanding a vacancy or vacancies in its membership. Any vacancy in the Board of Directors, including a vacancy resulting from resignation of a Director, an enlargement of the Board or a removal of a Director for cause, may be filled by vote of a majority of the remaining Directors then in office although less than a quorum or by a sole remaining Director or, in the absence of such an election by the Directors, by the Stockholders at a meeting called for the election of Directors and/or for the removal of one or more Directors and the filling of any vacancy in that connection. Any Director elected in accordance with this Section 3 shall hold office for the remainder of the full term of the class of Directors in which the vacancy occurred or the new directorship was created (whether or not such term extends beyond the date or dates of any annual meeting or meetings of stockholders succeeding the date of his or her election) and until his or her successor is duly elected and qualified.

         If the office of any officer becomes vacant, the Directors may elect or appoint a successor by vote of a majority of the Directors present at the meeting at which such election or appointment is made.

         Each such successor shall hold office for the unexpired term of his predecessor and until his successor shall be elected or appointed and qualified, or until he sooner dies, resigns, is removed or becomes disqualified.

                                   ARTICLE VII
                                      Stock

         Section 1. Stock Authorized

         The total number of shares and the par value, if any, or each class of stock which the Corporation is authorized to issue, and if more than one class is authorized, a description of each class with the preferences, voting powers, qualifications and special and relative rights and privileges as to each class and any series thereof, shall be as stated in the Certificate of Incorporation.

         Section 2. Issue of Authorized Unissued Capital Stock

         Any unissued capital stock from time to time authorized under the Certificate of Incorporation may be issued by vote of Directors. No such stock shall be issued unless the cash, so far as due, or the property, services or expenses for which it was authorized to be issued, has been actually received or incurred by, or conveyed or rendered to, the Corporation, or is in its possession as surplus.

         Section 3. Certificate of Stock

         Each Stockholder shall be entitled to a certificate in form selected by the Board of Directors stating the number and the class and the designator of the series if any, of the shares held by him. Such certificate shall be signed by a Co-Chairman or Vice Chairman or Vice President and by the Treasurer or Assistant Treasurer or Secretary or Assistant Secretary. Such signature may be a facsimile if the certificate is signed by a transfer agent, or by a registrar, other than a Director, officer or employee of the Corporation.

         Every certificate for shares of stock subject to any restriction on transfer pursuant to the Certificate of Incorporation, these By-Laws or any agreement to which the Corporation is a party shall have the restriction noted conspicuously on the certificate and shall also set forth on the face or back either the full text of the restriction or a statement of the existence of such restriction and a statement that the Corporation will furnish a copy to the holder of such certificate upon written request and without charge. Every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall set forth on its face or back either the full text or the preferences, voting powers, qualification and special and relative rights of the shares of each class and series authorized to be issued or a statement of the existence of such preferences, powers, qualifications and rights, and a statement that the Corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

         Section 4. Transfers

         Subject to the restriction, if any, imposed by the Certificate of Incorporation, by these By-Laws or any agreement to which the Corporation is a party, shares of stock shall be transferred on the books of the Corporation only by the surrender to the Corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment of such shares or by a written power of attorney to sell, assign or transfer such shares, properly executed, with necessary transfer stamps affixed, and with such proof that the endorsement, assignment or power of attorney is genuine and effective as the Corporation or its transfer agent may reasonably require. Except as may be otherwise required by law, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the Corporation in accordance with the requirements of these By-Laws. It shall be the duty of each Stockholder to notify the Corporation of his post office address.

         Section 5. Lost, Mutilated, or Destroyed Certificates

         Except as otherwise provided by law, the Board of Directors may determine the conditions upon which a new certificate of stock may be issued in place of any certificate alleged to have been lost, mutilated or destroyed. It may, in its discretion, require the owner of a lost, mutilated or destroyed certificate, or his legal representative, to give a bond, sufficient in its opinion, with or without surety, to indemnify the Corporation against any loss or claim which may arise by reason of the issue of a certificate in place of such lost, mutilated or destroyed stock certificate.

         Section 6. Transfer Agent and Registrar

         The Board of Directors may appoint a transfer agent or a registrar or both for its capital stock or any class or series thereof and require all certificates for such stock to bear the signature or facsimile thereof of any such transfer agent or registrar.

         Section 7. Setting Record Date and Closing Transfer Records

         The Board of Directors may fix in advance a date which is (a) not more than sixty (60) days before (i) the date of any meeting of the Stockholders or
(ii) the date for the payment of any dividend or the making of any distribution to Stockholders or (iii) the last day on which the consent or dissent of Stockholders may be effectively expressed for any purpose, as the record date for determining the Stockholders having the right to notice and to vote at such meeting, or the right to receive such dividend or distribution, or the right to give such consent or dissent; (b) not earlier than the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (c) not less than ten (10) days before the date of such meeting. If a record date is set, only Stockholders of record on that date shall have such right notwithstanding any transfer of stock on the records of the

         Corporation after the record date. Without fixing such record date, the Board of Directors may close the transfer records of the Corporation for all or any part of such sixty (60) day period.

         If no record date is fixed and the transfer books are not closed, then the record date for determining Stockholders having the right to notice of or to vote at a meeting of Stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and the record date for determining Stockholders for any other purpose shall be at the close of business on the date on which the Board of Directors acts with respect thereto, or as otherwise provided by law, or the Certificate of Incorporation.

                                  ARTICLE VIII

                            Miscellaneous Provisions

         Section 1. Execution of Papers

         All deeds, leases, transfers, contracts, bonds, notes releases, checks, drafts and other obligations authorized to be executed on behalf of the Corporation shall be signed by a Co-Chairman or the Treasurer except as the Directors may generally or in particular cases otherwise determine.

         Section 2. Voting of Securities

         Except as the Directors may generally or in particular cases otherwise specify, a Co-Chairman or the Treasurer may on behalf of the Corporation vote or take any other action with respect to shares of stock or beneficial interest of any other Corporation, or of any association, trust or firm, of which any securities are held by this Corporation, and may appoint any person or persons to act as proxy or attorney-in-fact for the Corporation, with or without power of substitution, at any meeting thereof.

         Section 3. Corporate Seal

         The seal of the Corporation shall be a circular die with the name of the Corporation, the word "Delaware" and the year of its incorporation cut or engraved thereon, or shall be in such other form as the Board of Directors may from time to time determine.

         Section 4. Corporate Records

         The books and records of the Corporation, and the stock and transfer records, which shall contain the names of all Stockholders and the record address and the amount of stock held by each, shall be kept at the principal office of the Corporation, or at the office of its transfer agent or of its Secretary or of its Resident Agent. Said copies and records need not all be kept in the same office. They shall be available, subject to applicable provisions of laws, during the usual hours of business to the inspection of any Stockholder for any proper purpose reasonably related to such Stockholder's interest as a Stockholder of the Corporation, but not to secure a list of Stockholders for the purpose of selling said list or copies thereof or of using the same for a purpose other than in the interest of the applicant, as a Stockholder, relative to the affairs of the Corporation.

         Section 5. Evidence of Authority

         A certificate by the Secretary or an Assistant or Temporary Secretary as to any matter relative to the Certificate of Incorporation, By-Laws, records of the proceedings of the incorporators, Stockholders, Board of Directors, or any committee of the Board of Directors, or stock and transfer records or as to any action taken by any person or persons as an officer or agent of the Corporation, shall as to all persons who rely thereon in good faith be conclusive evidence of the matters so certified.

                                   ARTICLE IX

                                   Amendments

         These By-Laws may be amended or repealed in whole or in part by the affirmative vote of the holders of a majority of the total votes of all shares of each class of the Corporation's capital stock at the time outstanding and entitled to vote at any annual or special meeting of Stockholders, voting together as a single class, if notice of the substance of the proposed amendment is stated in the notice of such meeting. The Directors may make, amend, or repeal the By-Laws, in whole or in part, except with respect to any provision thereof which by law, the Certificate of Incorporation or these By-Laws require action by the Stockholders.

         Any By-Law adopted, amended or repealed by the Directors may be repealed, amended or reinstated by the Stockholders entitled to vote on amending the By-Laws.